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                                                                   EXHIBIT 23(a)


Consent of independent public accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-62967, 33-62971, 33-72928, 333-32394,
333-68059, 333-37913 and 333-55764.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
July 30, 2001